Petroteq Energy Inc.

Condensed Consolidated Interim Financial Statements

For the three and six months ended February 28, 2019 and 2018

As Amended

(All figures expressed in US dollars unless stated otherwise)

PETROTEQ ENERGY INC.

AMENDMENT EXPLANATORY NOTE

Petroteq Energy Inc. ("Petroteq" or the "Company") is filing this Amendment to its unaudited condensed consolidated interim financial statements for the three and six months ended February 28, 2019 and 2018 (this "Amendment") to amend the Company's condensed consolidated interim financial statements for the three and six months ended February 28, 2019 (the "Original Filing"), originally filed by the Company with the Canadian Securities Administrators ("CSA") on the SEDAR filing system on April 29, 2019. This Amendment amends  the Company's previously issued unaudited condensed consolidated interim financial statements and related note disclosures as of and for the three and six months ended February 28, 2019 and 2018.

Background of Amendment

On July 16, 2021, the independent members of the Audit Committee (with Mr. Alex Blyumkin abstaining, the "Audit Committee") of the Board of Directors of the Company, after discussion with the Company's Chief Financial Officer, concluded that the Company's previously-issued financial statements (the "Periodic Financial Statements") contained in the interim financial report and interim MD&A (together, the "amended interim filings") of Petroteq Energy Inc. (the "issuer") for the interim period ended February 28, 2019 should be amended and refiled.

The Board of Directors has concurred with the conclusions of the Audit Committee.

The amendment addresses a secured promissory note which the Company had issued dated December 27, 2018 (the "Note") payable to Redline Capital Management S.A. ("Redline") in the principal amount of $6,000,000, maturing 24 months following its date of issue, and bearing interest at the rate of 10% per annum based on a 360-day year. The Company's obligations under the Note are purportedly secured by collateral consisting of the Company's right, title and interest in certain federal oil and gas leases (the "Oil and Gas Leases") relating to the Company's Asphalt Ridge Project, pursuant to a security agreement between the parties dated December 27, 2018 (the "Security Agreement").

The Note had been issued pursuant to the terms of a settlement agreement between the parties dated December 27, 2018 (the "Settlement Agreement") which purported to settle certain claims asserted by Redline against the Company. Shortly following the Settlement Agreement, in early 2019, Mr. Blyumkin, who was then the Company's Executive Chairman, had indicated he undertook an internal review of the claims made by Redline and concluded that the Settlement Agreement, the Note and the Security Agreement are void and unenforceable, and that they did not have to be disclosed to the Board of Directors or to the Company's Chief Financial Officer. Mr. Blyumkin has indicated he verbally advised Redline that the Company now considered the Settlement Agreement, and therefore the Note and the Security Agreement, to be void and unenforceable. However, no action was taken to document this position. Since maturity of the Note, on December 27, 2020, Redline has not filed any legal action to enforce payment of the Note.

In response to a request from Staff at the Securities and Exchange Commission ("SEC"), Mr. Blyumkin determined that it was appropriate to raise the Settlement Agreement, the Note and the Security Agreement for consideration by the Company's Chief Financial Officer and the Audit Committee, and, in particular, to review his conclusion that they did not have to be disclosed in the Financial Statements. The Audit Committee has determined that, notwithstanding the results of the internal review of Redline's claims undertaken by Mr. Blyumkin in early 2019, the Settlement Agreement, the Note and the Security Agreement should have been disclosed, and that the obligations referenced in the Note should have been disclosed in the Financial Statements regardless of the Company's position of their validity and enforceability.

Special legal counsel was subsequently engaged by the Company to undertake a review of the Settlement Agreement, the Note and the Security Agreement with the view to determining whether they are enforceable (and, in particular, whether the Security Agreement has properly charged the Company's right, title and interest in the Oil and Gas Leases as personal property, and whether any security interests purportedly granted pursuant to the Security Agreement have been perfected under applicable law), and whether the related liability should be classified as an actual or contingent liability. Based on the advice of such legal counsel, the Company has determined that the liability purportedly represented by the Note should be classified as a contingent liability.

PETROTEQ ENERGY INC.

AMENDMENT EXPLANATORY NOTE (continued)

Items Amended

The Notes to the Condensed Consolidated Interim Financial Statements are amended Each of the following items are amended to include additional Legal Matters disclosure in Note 23 - Commitments which heading has been amended from Commitments to Commitments and Contingencies; the Management Discussion and Analysis related to the Unaudited Condensed Consolidated Interim Financial Statements for the three and Six months ended February 28, 2019 and 2018, has been restated by amending Item 15 - Litigation and Contingencies to include Legal Matters disclosure and Item 16 - Risks and Uncertainties to include additional risks as a result of the additional contingent liability disclosure; and the certifications of the Chief Executive Officer and Chief Financial Officer has been reissued. .

Except for the foregoing amended and/or restated information required to reflect the effects of the restatement of the financial statements as described above, and applicable cross-references within this Amendment, this Amendment does not amend, update, or change any other items or disclosures contained in the Original Filing. This Amendment continues to describe conditions as of the date of the Original Filing, and the disclosures herein have not been updated to reflect events, results or developments that have occurred after the date of the Original Filing, or to modify or update those disclosures affected by subsequent events. Accordingly, forward looking statements included in this Amendment represent management's views as of the date of the Original Filing and should not be assumed to be accurate as of any date thereafter. This Amendment should be read in conjunction with the Original Filing and our filings made with the CSA on the SEDAR filing system subsequent to the Original Filing date.

 Petroteq Energy Inc.

PETROTEQ ENERGY, INC.
Condensed Consolidated Interim Statements of Financial Position
As at February 28, 2019 and August 31, 2018
Expressed in US dollars

	Notes	February 28,	August 31,
		2019	2018
		(Unaudited)	(Unaudited)

ASSETS
Current assets
Cash	4	$716,451	$2,640,001
Trade and other receivables	5	169,013	404,013
Current portion of advanced royalty payments	8(a)	388,405	331,200
Ore inventory	7	270,000	122,242
Other inventory		71,390	71,390
Receivable form director		424,179	297,256
Prepaid expenses and other current assets		855,579	331,688
		2,895,017	4,197,790
Advanced royalty payments	8(a)	504,167	467,886
Notes receivable	6	1,641,028	381,550
Mineral lease	9	12,911,143	11,111,143
Investments		68,331	68,331
Investment in Accord GR Energy		881,137	981,137
Property, plant and equipment	10	28,360,212	21,188,895
Intangible assets	11	707,671	707,671

		$47,968,706	$39,104,403

LIABILITIES
Current liabilities
Accounts payable	12	$1,815,079	$1,102,327
Accrued expenses	12	563,566	1,900,081
Unearned revenue		283,976	283,976
Current portion of debt	13	1,142,133	1,027,569
Current portion of convertible debentures	14	5,093,055	258,404
Unearned advance royalties received		8,897,809	4,572,357
	8(b)	170,000	170,000
Debt	13	368,480	598,982
Convertible debentures	14	-	250,000
Reclamation and Restoration provision	15	589,501	583,664
		10,025,790	6,175,003
SHAREHOLDERS' EQUITY
Share capital	16	88,062,341	77,870,606
Shares to be issued		1,051,950	996,401
Share option reserve	17	13,931,650	12,823,000
Share warrant reserve	18	5,820,603	3,207,915
Deficit		(70,923,628)	(61,968,522)
		37,942,916	32,929,400

		$47,968,706	$39,104,403

Approved by the Board of Directors	"Aleksandr Blyumkin"	"Travis Schneider"
	Alexsandr Blyumkin	Travis Schneider
	Director	Director

The accompanying notes are an integral part of the condensed consolidated interim financial statements

1

PETROTEQ ENERGY, INC.
Condensed Consolidated Interim Statements of Loss and Comprehensive Loss
For the three and six months ended February 28, 2019 and 2018
Expressed in US dollars
(Unaudited)

		Three months ended		Six months ended
		February 28,	February 28,	February 28,	February 28,
	Notes	2019	2018	2019	2018
Revenues
Cost of Goods Sold		$137,995	76,158	$21,248	$-
Gross Loss		(116,747)	(76,158)	171,745	187,408
Operating Expenses				(150,497)	(187,408)
Depletion, depreciation and amortization		16,343	295,758	32,516	593,516
General and administrative		177,476	221,148	369,682	294,620
Capital raising fee		(1,276,980)	-	-	-
Interest expense		1,325,970	120,114	1,544,649	241,598
Other income		(32,664)	-	(58,923)	-
Legal fees		222,969	6,914	904,334	39,539
Professional fees		832,119	544,695	2,341,272	786,356
Research and development costs		-	-	112,625	-
Salaries and wages		293,091	204,090	529,703	386,090
Share-based compensation	17(a) 20(a)	554,325	-	1,108,650	2,505,647
Travel and promotion		473,953	263,655	1,702,417	343,469
		2,586,602	1,656,374	8,586,925	5,190,835

Net operating loss		2,703,349	1,732,532	8,737,422	5,378,243

(Profit) loss on settlement of liabilities		(90,836)	-	18,137	-
Loss on settlement of convertible debt	14(b)	20,137	-	99,547	-
Equity loss from investment of Accord GR Energy, net of tax		50,000	-	100,000	-
Net loss and Comprehensive loss		2,682,650	1,732,532	8,955,106	5,378,243
Weighted Average Number of Shares Outstanding	19	96,363,698	56,594,629	92,527,789	55,646,485
Basic and Diluted Loss per Share		$0.03	$0.03	$0.10	$0.10

The accompanying notes are an integral part of the condensed consolidated interim financial statements

2

PETROTEQ ENERGY, INC.

Condensed Consolidated Interim Statements of Changes in Shareholders' Equity

For the six months ended February 28, 2019 and 2018

Expressed in US dollars

(Unaudited)

	Notes	Number of Shares	Share	Shares to be	Option	Warrant		Shareholders'
		Outstanding*	Capital	Issued	Reserve	Reserve	Deficit	Equity

Balance at August 31, 2017		54,220,699	$60,827,494	$56,800	$7,371,552	$618,667	$(46,856,367)	$22,018,146

Share-based compensation	17(a) 20(a)	-	-	-	2,505,647	-	-	2,505,647
Shares subscribed for	16	2,313,647	1,206,356	(56,800)	-	-	-	1,149,556
Conversion of loans		1,551,723	200,163	-	-	249,837	-	450,000
Net loss		-	-	-	-	-	(5,378,243)	(5,378,243)

Balance at February 28, 2018		58,086,069	$62,234,013	$-	$9,877,199	$868,504	$(52,234,610)	$20,745,106

Balance at August 31, 2018		85,163,631	$77,870,606	$996,401	$12,823,000	$3,207,915	$(61,968,522)	$32,929,400

Share-based compensation	17(a) 20(a)	1,325,000	1,338,178	-	1,108,650	-	-	2,446,828
Shares subscribed for	16	16,864,579	6,364,119	55,549	-	1,671,785	-	8,091,453
Settlement of debt	14(a)(b)	462,011	424,604	-	-	-	-	424,604
Settlement of liabilities		2,369,628	1,443,668	-	-	-	-	1,443,668
Valuation of debt settlement warrants issued		-	-	-	-	383,496	-	383,496
Valuation of convertible debt warrants and beneficial conversion feature	14(c) - (h)	-	621,166	-	-	557,407	-	1,178,573
Net loss		-	-	-	-	-	(8,955,106)	(8,955,106)

Balance at February 28, 2019		106,184,849	$88,062,341	$1,051,950	$13,931,650	$5,820,603	$(70,923,628)	$37,942,916

The accompanying notes are an integral part of the condensed consolidated interim financial statements

3

PETROTEQ ENERGY, INC.

Condensed Consolidated Interim Statements of Cash Flows
For the six months ended February 28, 2019 and 2018
Expressed in US dollars

(Unaudited)

	Six Months ended
	February 28,	February 28,
	2019	2018

Cash flow used for operating activities:
Net loss	$(8,955,106)	$(5,378,243)
Adjustments for non-cash, investing and financing items
Depreciation and amortization	32,516	593,515
Amortization of debt discount	802,878	-
Amortization of commitment fee	571,834	-
Loss on conversion of debt	99,548	-
Loss (gain) on settlement of liabilities	18,136	-
Share-based compensation	1,553,344	2,505,647
Equity share of losses in Accord GR Energy	100,000	98,271
Other	54,352	216,454
Changes in operating assets and liabilities:
Accounts payable	2,138,284	90,454
Accounts receivable	235,000	80,028
Inventory	(147,758)	-
Accrued expenses	(493,972)	128,238
Prepaid expenses and deposits	181,254	(573,219)
Net cash used for operating activities	(3,809,690)	(2,238,855)

Cash flows used for investing activities:
Purchase and construction of property and equipment	(7,203,834)	(1,873,200)
deposit paid on mineral rights acquired	(1,800,000)	-
Investment in First Bitcoin	-	(100,000)
Investment in notes receivable	(2,492,000)	-
Notes receivable repaid	333,877	-
Advance royalty payments	(200,000)	(358,796)
Net cash used for investing activities	(11,361,957)	(2,331,996)

Cash flows from financing activities:
Repayment to executive officers	(126,923)	-
Advances from executive officers	-	73,328
Proceeds on private equity placements	8,091,453	1,149,556
Payments of debt	(452,183)	(928,311)
Proceeds from debt	517,000	1,254,906
Proceeds from convertible debt	5,618,750	3,052,046
Repayment of convertible debt	(400,000)	-
Net cash from financing activities	13,248,097	4,601,525

(Decrease) increase in cash	(1,923,550)	30,674
Cash, beginning of the period	2,640,001	55,420
Cash, end of the period	$716,451	$86,094

Cash composed of:	$716,451	$86,094
Cash	-	-
Bank overdraft	$716,451	$86,094

Supplemental disclosure of cash flow information
Cash paid for interest	$53,030	$3,274

 The accompanying notes are an integral part of the condensed consolidated interim financial statements

4

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

1. NATURE OF OPERATIONS

Petroteq Energy Inc. (the "Company") is an Ontario corporation which conducts oil sands mining and oil extraction operations in the USA. It operates through its indirectly wholly owned subsidiary company, Petroteq Oil Sands Recovery, LLC ("POSR"), which is engaged in mining and oil extraction from tar sands, and its 44.7% owned and equity accounted company Accord GR Energy, Inc. ("Accord"), which is engaged in using a specialized technology to extract oil from oil wells which have been depleted using conventional extraction methods.

The Company's registered office is located at Suite 6000, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X IE2, Canada and its principal operating office is located at 15165 Ventura Blvd, Suite 200, Sherman Oaks, California 91403, USA.

POSR is engaged in a tar sands mining and oil processing operation, using a closed-loop solvent based extraction system that recovers bitumen from surface mining, and has completed the construction of an oil processing plant in the Asphalt Ridge area of Utah.

On July 4, 2016, the Company acquired 57.3% of the issued and outstanding common shares of Accord which, due to additional share subscriptions in Accord by other shareholders since August 31, 2016, was reduced to 44.7% as of August 31, 2017. The investment in Accord has therefore been recorded using the equity method for the three and six months ended February 28, 2019 and 2017, and for the years ended August 31, 2018 and 2017.

On April 6, 2017, the shareholders of the Company approved the consolidated its shares on a 30 for one basis, which was effected on May 5, 2017 (Note 16). The number of shares issued and outstanding have been retroactively adjusted for this consolidation in these financial statements.

In November 2017, the Company formed a wholly owned subsidiary, Petrobloq, LLC, to design and develop a blockchain-powered supply chain management platform for the oil and gas industry.

On June 1, 2018, the Company finalized the acquisition of a 100% interest in two leases for 1,312 acres of land within the Asphalt Ridge, Utah area. The lease contains unproven bitumen deposits which increases our total bitumen deposits available for mining.

On January 18, 2019, the Company paid a cash deposit of $1,800,000 for the acquisition of 50% of the operating rights under U.S. federal oil and gas leases encompassing approximately 8,480 gross acres (4,240 net acres, after royalty) in the State of Utah. The total consideration of $10,800,000 was settled by the $1,800,000 cash above and by the issuance of 15,000,000 shares at a deemed issue price of $0.60 per share.

The Company has incurred losses for several years and, at February 28, 2019, has an accumulated deficit of $70,923,628 (August 31, 2018 - $61,968,522) and working capital (deficiency) of $6,002,792 (August 31, 2018 - $374,567).  These condensed consolidated interim financial statements have been prepared on the basis that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.  The ability of the Company to continue as a going concern is dependent on obtaining additional financing, which it is currently in the process of obtaining.  There is a risk that additional financing will not be available on a timely basis or on terms acceptable to the Company.  These condensed consolidated interim financial statements do not reflect the adjustments or reclassifications that would be necessary if the Company were unable to continue operations in the normal course of business.

5

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

2. BASIS OF PREPARATION

(a) Statement of compliance

The unaudited condensed consolidated interim financial statements have been prepared in accordance with IAS 34 "Interim Financial Reporting" and should be read in conjunction with the Company's annual consolidated financial statements for the years ended August 31, 2018 which were prepared in accordance with IFRS as issued by the International Accounting Standards Board ("IASB") and Interpretations of the International Financial Reporting Interpretations Committee ("IFRIC").

The unaudited condensed consolidated interim financial statements for the three and six months ended February 280, 2019 were approved and authorized for issuance by the Board of Directors on April 29, 2019.

(b) Basis of measurement

The condensed consolidated interim financial statements have been prepared on a historical cost basis except for certain financial assets and financial liabilities which are measured at fair value, as explained in the accounting policies set out in Note 3. The Company's reporting currency and the functional currency of all of its operations is the U.S. dollar, as it is the principal currency of the primary economic environment in which the Company operates.

(c) Significant accounting judgments and estimates

The preparation of the condensed consolidated interim financial statements in accordance with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated interim financial statements and the reported amounts of revenues and expenses during the reporting period. The significant accounting judgments and estimates included in these condensed consolidated interim financial statements are:

Useful lives and depreciation rates for intangible assets and property, plant and equipment

Depreciation expense is recorded on the basis of the estimated useful lives or units of expected production of intangible assets and property, plant and equipment. Changes in the useful life of assets from the initial estimate could impact the carrying value of intangible assets and property, plant and equipment and an adjustment would be recognized in profit or loss.

Review of carrying value of assets and impairment charges

When determining possible impairment of the carrying values of assets, management of the Company reviews the recoverable amount (the higher of the fair value less costs to sell or the value in use) of non-financial assets and objective evidence indicating impairment in the case of financial assets. These determinations and their individual assumptions require that management make a decision based on the best available information at each reporting period. Changes in these assumptions may alter the results of the impairment evaluation, the impairment charges recognized in profit or loss and the resulting carrying amounts of assets.

Provisions

Provisions are recorded based on the best estimate of the likelihood, timing, and magnitude of a future outflow of economic resources.  Where the effect of the time value of money is material, the present value of the provision is recognized using a discount rate that reflects current market assessments of the time value of money.

6

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

2. BASIS OF PREPARATION (continued)

(c) Significant accounting judgments and estimates (continued)

Income taxes and recoverability of deferred tax assets

Actual amounts of income tax expense are not final until tax returns are filed and accepted by taxation authorities. Therefore, profit or loss in future reporting periods may be affected by the difference between the income tax expense estimates and the final tax assessments.

Judgment is required in determining whether deferred tax assets are recognized on the condensed consolidated interim statement of financial position. Deferred tax assets, including those arising from unutilized tax losses, require management of the Company to assess the likelihood that the Company will generate sufficient taxable profit in future periods in order to utilize recognized deferred tax assets. Estimates of future taxable profit are based on forecast cash flows from operations and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable profit differ from estimates, the ability of the Company to realize the deferred tax assets recorded on the condensed consolidated interim statement of financial position could be impacted. The Company has not recognized any deferred tax assets as at February 28, 2019 and August 31, 2018.

3. SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of consolidation

The condensed consolidated interim financial statements include the financial statements of the Company and the entities controlled by the Company (its "subsidiaries").  Control is achieved where the Company has the power to govern the financial and operating policies of an entity and obtain the economic benefits from its activities.

The consolidated entities are:

Entity	% of Ownership	Jurisdiction
Petroteq Energy Inc.	Parent	Canada
Petroteq Energy CA, Inc.	100%	USA
MCW OSR Inc.	100%	USA
MCW Oil Sands, Inc.	100%	USA
Petroteq Oil Sands Recovery, LLC	100%	USA
TMC Capital, LLC	100%	USA
Petrobloq, LLC	100%	USA

The Company has accounted for its investment in Accord GR Energy, Inc. ("Accord") on the equity basis since March 1, 2017. The Company had previously owned a controlling interest in Accord and the results were consolidated in the Company's financial statements. However, subsequent cash contributions into Accord reduced the Company's ownership to 44.7% as of March 1, 2017 and the results of Accord were deconsolidated from that date.

All intercompany transactions, balances, income and expenses are eliminated in full on consolidation.

7

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

3. SIGNIFICANT ACCOUNTING POLICIES (continued)

(b) Business combinations

The Company accounts for business combinations using the acquisition method, under which the acquirer measures the cost of the business combination as the total of the fair values, at the date of exchange, of the assets obtained, liabilities incurred and equity instruments issued by the acquirer in exchange for control of the acquiree. Goodwill is measured as the fair value of the consideration transferred, including the recognized amount of any non-controlling interest in the acquiree, less the net recognized amount (generally the fair value) of the identifiable assets and liabilities assumed, measured as at the acquisition date.

Transaction costs, other than those associated with issue of debt or equity securities, that the Company incurs in connection with a business combination are expensed as incurred.

(c) Income recognition

The Company sells hydrocarbon products (bitumen or crude oil) produced by its oil extraction facility at prevailing market prices.  The Company also expects to enter into short term supply agreements with customers.  Revenues are recognized when the hydrocarbon products are delivered, which occurs when the customer has taken title and has assumed the risks and rewards of ownership, when prices are fixed or determinable and when collectability is reasonably assured.

(d) Investment in associate

An associate is an entity over which the Company has significant influence and that is neither a subsidiary nor an interest in a joint venture.  Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

The results and assets and liabilities of associates are incorporated in the condensed consolidated interim financial statements using the equity method of accounting. Under the equity method, investment in associate is carried in the condensed consolidated interim statement of financial position at cost as adjusted for changes in the Company's share of the net assets of the associate, less any impairment in the value of the investment. Losses of an associate in excess of the Company's interest in that associate are not recognized. Additional losses are provided for, and a liability is recognized, only to the extent that the Company has incurred legal or constructive obligations or made payment on behalf of the associate.

(e) Property, plant and equipment

Property, plant and equipment is recorded at cost and amortized over their useful lives or over the expected units of production.  Maintenance and repairs are expensed as incurred.  Major renewals, betterments and start-up costs are capitalized.  When items of property, plant or equipment are sold, impaired, or retired, the related costs and accumulated amortization are removed and any gain or loss is included in net income.  Amortization is determined on a straight-line method with the following expected useful lives:

Machinery and equipment 5-7 years

Furniture and fixtures 7 years

Leasehold improvements Lease term

Oil extraction facility Expected total unit of production

8

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

3. SIGNIFICANT ACCOUNTING POLICIES (continued)

(f) Oil and gas properties

Oil and gas property interests

Assets owned are recorded at cost less accumulated depreciation and accumulated impairment losses.  The Company initially capitalizes the costs of acquiring these properties, directly and indirectly, and thereafter expenses exploration activities, pending the evaluation of commercially recoverable reserves. The results of exploratory programs can take considerable time to analyze and the determination that commercial reserves have been discovered requires both judgment and industry experience. All development costs are capitalized after it has been determined that a property has recoverable reserves.  On the commencement of commercial production, net capitalized costs are charged to operations on a unit-of-production basis, by property, using estimated proven and probable recoverable reserves as the depletion base.

Oil and gas reserves

Oil and gas reserves are evaluated by independent qualified reserves evaluators. The estimation of reserves is a subjective process. Estimates are based on projected future rates of production, estimated commodity prices, engineering data and the timing of future expenditures, all of which are subject to uncertainty and interpretation. Reserves estimates can be revised either upwards or downwards based on updated information such as future drilling, testing and production levels. Reserves estimates, although not reported as part of the Company's condensed consolidated interim financial statements, can have a significant effect on net earnings as a result of their impact on depreciation and depletion rates, asset impairment and goodwill impairment.

(g) Intangible assets

Intangible assets are recorded at cost less accumulated depreciation and accumulated impairment losses.  Amortization of intangible assets is recorded on a straight-line basis over a life determined by the maximum length of the benefits expected or on the basis of expected units of production from acquired intellectual property, technology and technology licenses.  Intangible assets with indefinite useful lives are not amortized and are tested for impairment at least annually.

The useful life for the Oil Extraction Technologies was established as 15 years in these condensed consolidated interim financial statements as at August 31, 2017. On August 31, 2018, the Company determined that amortizing the Oil Extraction Technologies over units of production was more accurate estimation of the how the benefits are expected to be received by the Company.  At that time, it was not determinable as the oil extraction facility was not yet ready for use and no amortization was recorded during the year ended August 31, 2018 as commercial production using the Technologies had not commenced.

(h) Impairment of assets

At the end of each reporting period, the Company's property and equipment, oil and gas properties, and intangible assets are reviewed for indications that the carrying amount may not be recoverable. If any such indication is present, the recoverable amount of the asset is estimated in order to determine whether impairments exist. Where the asset does not generate cash flows that are independent from other assets, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

9

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

3. SIGNIFICANT ACCOUNTING POLICIES (continued)

(h) Impairment of assets (continued)

The recoverable amount of an asset is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value, using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which estimates of future cash flows have not been adjusted.  The cash flows used in the impairment assessment require management to make assumptions and estimates about recoverable resources, production quantities, future commodity prices, operating costs and future development costs. Changes in any of the assumptions, such as a downward revision in reserves, a decrease in future commodity prices or an increase in operating costs, could result in an impairment of carrying values.

If the recoverable amount of an asset or cash generating unit is estimated to be less than its carrying amount, the carrying amount is reduced to the recoverable amount. Impairment is recognized immediately in the condensed consolidated interim statement of (income) loss and comprehensive (income) loss. Where an impairment subsequently reverses, the carrying amount is increased to the revised estimate of the recoverable amount but only to the carrying value that would have been recorded if no impairment had previously been recognized. A reversal is recognized as a reduction in the impairment charge for the period.

(i) Financial instruments

Financial instruments consist of financial assets and financial liabilities and are initially recognized at fair value, net of transaction costs if applicable.  Measurement in subsequent periods depends on whether the financial instrument is classified as held-to-maturity, loans and receivables, fair value through profit or loss ("FVTPL"), available-for-sale, or other financial liabilities.

Held-to-maturity investments and loans and receivables are measured at amortized cost, with amortization of premiums or discounts, losses and impairment included in current period interest income or expense.  Financial assets and liabilities are classified as FVTPL when the financial instrument is held for trading or are designated as FVTPL.  Financial instruments at FVTPL are measured at fair market value with all gains and losses included in operations in the period in which they arise.  Available-for-sale financial assets are measured at fair market value with revaluation gains and losses included in other comprehensive income until the asset is removed from the condensed consolidated interim statement of financial position, and losses due to impairment are included in operations.  All other financial assets and liabilities, except for cash and cash equivalents, are carried at amortized cost.

The Company's financial instruments are:

  Cash, classified as FVTPL and measured at fair value
  Trade and other receivables and notes receivable, classified as loans and receivables and measured at amortized cost
  Accounts payable, accrued expenses, payable to director, convertible debentures and long-term debt, classified as other financial liabilities and measured at amortized cost

The recorded values of cash, trade and other receivables, notes receivable, accounts payable, accrued expenses and due to or from director approximate their fair values based on their short term nature.  The recorded values of convertible debentures and long-term debt approximate their fair values when the interest rates of the debt approximate market rates.

In accordance with industry practice, the Company includes amounts in current assets and current liabilities for current maturities receivable or payable under contracts which may extend beyond one year.

10

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

3. SIGNIFICANT ACCOUNTING POLICIES (continued)

(i) Financial instruments (continued)

The Company classifies and discloses fair value measurements based on a three-level hierarchy:

  Level 1 - inputs are unadjusted quoted prices in active markets for identical assets or liabilities;
  Level 2 - inputs other than quoted prices in Level 1 that are observable for the asset or liability, either directly or indirectly; and
  Level 3 - inputs for the asset or liability that are not based on observable market data.

(j) Provisions

Provisions are recorded when a present legal or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the condensed consolidated interim statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows. When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount receivable can be measured reliably.  Over time, the discounted provision is increased for the change in present value based on the discount rates that reflect current market assessments and the risks specific to the liability.  The periodic unwinding of the discount is recognized in the condensed consolidated interim statement of loss (income) as part of interest expense.

When the provision liability is initially recognized, the present value of the estimated costs is capitalized by increasing the carrying amount of the related asset to the extent that it was incurred as a result of the development or construction of the asset.  Additional provisions which arise due to further development or construction of assets are recognized as additions or charges to the corresponding asset and provisions when they occur.

Changes in the estimated timing of provisions or changes to the estimated future costs are dealt with prospectively by recognizing an adjustment to the provision and a corresponding adjustment to the asset to which it relates.  Any reduction in the provision and, therefore, any deduction from the asset to which it relates may not exceed the carrying amount of that asset.  If it does, any excess over the carrying value is recognized immediately in the condensed consolidated interim statement of loss (income).

(k) Income taxes

Provisions for income taxes consist of current and deferred tax expense and are recorded in operations.

Current tax expense is the expected tax payable on the taxable income for the period, using tax rates enacted or substantively enacted at the end of the period, adjusted for amendments to tax payable for previous years.

11

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

3. SIGNIFICANT ACCOUNTING POLICIES (continued)

(k) Income taxes (continued)

Deferred tax assets and liabilities are computed using the asset and liability method on temporary differences between the carrying amounts of assets and liabilities on the condensed consolidated interim statement of financial position and their corresponding tax values, using the enacted or substantially enacted, income tax rates at each condensed consolidated interim statement of financial position date. Deferred tax assets also result from unused losses and other deductions carried forward. The valuation of deferred tax assets is reviewed on a regular basis and adjusted to the extent that it is not probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized by use of a valuation allowance to reflect the estimated realizable amount.

(l) Comprehensive income or loss

Other comprehensive income or loss is the change in net assets arising from transactions and other events and circumstances from non-owner sources.  Comprehensive income comprises net income or loss and other comprehensive income or loss. Financial assets that are classified as available-for-sale will have revaluation gains and losses included in other comprehensive income or loss until the asset is removed from the condensed consolidated interim statement of financial position. At present, the Company has no other comprehensive income or loss.

(m) Earnings per share

Basic earnings per share is computed by dividing net income or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period.

Diluted earnings per share is determined by adjusting net income or loss attributable to common shareholders of the Company and the weighted average number of common shares outstanding by the effects of potentially dilutive instruments, if such conversion would decrease earnings per share.

(n) Share-based payments

The Company may grant share purchase options to directors, officers, employees and others providing similar services.  The fair value of these share purchase options is measured at grant date using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted.  Share-based compensation expense is recognized over the period during which the options vest, with a corresponding increase in equity.

The Company may also grant equity instruments to consultants and other parties in exchange for goods and services.  Such instruments are measured at the fair value of the goods and services received on the date they are received and are recorded as share-based compensation expense with a corresponding increase in equity.  If the fair value of the goods and services received are not reliably determinable, their fair value is measured by reference to the fair value of the equity instruments granted.

(o) Reclamation and restoration obligations

Liabilities related to environmental protection and reclamation costs are recognized when the obligation is incurred and the fair value of the related costs can be reasonably estimated.  This includes future site restoration and other costs as required due to environmental law or contracts.  Reclamation and restoration obligations are determined by discounting the expected future cash outflows for reclamation and restoration at a pre-tax rate that reflects current market assessments of the time value of money

12

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

3. SIGNIFICANT ACCOUNTING POLICIES (continued)

(p) Comparative amounts

The comparative amounts presented in these condensed consolidated interim financial statements have been reclassified where necessary to conform to the presentation used in the current year.

(q) New accounting standards and interpretations

The following is a summary of new standards, amendments and interpretations that are effective for annual periods beginning on or after January 1, 2017:

(a) IAS 7, Statement of Cash Flows ("IAS 7")  - amendments

The amendments to IAS 7 require additional disclosure of changes in liabilities arising from financing activities.

(b) IAS 12, Income Taxes ("IAS 12") - amendments

The amendments to IAS 12 clarify the recognition of deferred tax assets for unrealized losses.

The application of the above amendments did not have any material impact on these condensed consolidated interim financial statements.

The following is a summary of new standards, amendments and interpretations that have been issued but not yet adopted in these condensed consolidated interim financial statements:

(a) IFRS 9, Financial Instruments ("IFRS 9")

IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple classification options in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial impairment methods in IAS 39.  IFRS 9 is effective for annual periods beginning on or after January 1, 2018, with earlier adoption permitted. The Company is currently evaluating the impact of the adoption of the amendments on its financial statements; however, the impact, if any, is not expected to be significant.

(b) IFRS 15, Revenue from Contracts with Customers ("IFRS 15")

IFRS 15 establishes a comprehensive framework for determining whether, how much and when revenue is recognized.  It replaces existing revenue recognition guidance, including IAS 18 Revenue, IAS 11 Construction Contracts and IFRIC 13 Customer Loyalty Programmes.  IFRS 15 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted.

13

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

3. SIGNIFICANT ACCOUNTING POLICIES (continued)

(q) New accounting standards and interpretations (continued)

(c) IFRS 16 Leases (IFRS 16")

IFRS 16 provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value.  Lessors continue to classify leases as operating or finance, with IFRS 16's approach to lessor accounting substantially unchanged from its predecessor IAS 17 Leases.  IFRS 16 replaces IAS 17 Leases, IFRIC 4 Determining Whether an Arrangement Contains a Lease, SIC -15 Operating Leases - Incentives, and SIC - 27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.  IFRS 16 is effective for annual periods beginning on or after January 1, 2019, with earlier adoption permitted if IFRS 15 Revenue from Contracts with Customers is also applied.

(d) IFRS 2 Share-based Payment ("IFRS 2") - amendments

The amendments to IFRS 2 provide clarification and guidance on the treatment of vesting and non-vesting conditions related to cash-settled share-based payment transactions, on share-based payment transactions with a net settlement feature for withholding tax obligations, and on accounting for modification of a share-based payment transaction that changes its classification from cash-settled to equity-settled.  The amendments to IFRS 2 are effective for annual periods beginning on or after January 1, 2018, with earlier application permitted.

(e) IFRIC 23 - Uncertainty Over Income Tax Treatments ("IFRIC 23")

IFRIC 23 clarifies application of the recognition and measurement requirements in IAS 12 when there is uncertainty over income tax treatments. It is effective for annual periods beginning on or after January 1, 2019 with early adoption permitted.

The Company has assessed the impact that these new and amended standards have on the condensed consolidated interim financial statements, and no significant impact was identified.

4. CASH

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

5. TRADE AND OTHER RECEIVABLES

The Company's trade and other receivables consist of:

	February 28, 2019	August 31, 2018

Goods and services tax receivable	$59,013	$59,013
Other receivables	110,000	345,000
	$169,013	$404,013

Information about the Company's exposure to credit risks for trade and other receivables is included in Note 25(a)(i).

14

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

6. NOTES RECEIVABLE

The Company's notes receivable consist of:

	Maturity Date	Interest Rate	Principal due	Principal due
			February 28, 2019	August 31, 2018

Private debtor	October 5, 2019	5%	$-	$-
Private debtor	March 15, 2020	5%	76,000	76,000
Private debtor	August 20, 2021	5%	362,000	300,000
Private debtor	August 20, 2021	5%	1,195,223	-
Interest accrued			7,805	5,550
			$1,641,028	$381,150

7. ORE INVENTORY

On June 1, 2015, the Company acquired a 100% interest in TMC Capital LLC, which holds the rights to mine ore from the Asphalt Ridge deposit The mining and crushing of the bituminous sands has been contracted to an independent third party.

During the six months ended February 28, 2019, the cost of mining, hauling and crushing the ore, amounting to $270,000 (August 31, 2018: $122,242), was recorded as the cost of the crushed ore inventory.

8. ADVANCED ROYALTY PAYMENTS

(a) Advance royalty payments to Asphalt Ridge, Inc.

During the year ended August 31, 2015, the Company acquired TMC Capital, LLC, which has a mining and mineral lease with Asphalt Ridge, Inc. (the TMC Mineral Lease") (Note 9(b)).  The mining and mineral lease with Asphalt Ridge, Inc. required the Company to make minimum advance royalty payments which can be used to offset future production royalties for a maximum of two years following the year the advance royalty payment was made.

On October 1, 2015, the Company and Asphalt Ridge, Inc. amended the advance royalty payments in the  TMC Mineral Lease.  All previous advance royalty payments required under the original agreement were deemed to be paid in full.  The amended advance royalty payments required were: $60,000 per quarter from October 1, 2015 to September 30, 2017, $100,000 per quarter from October 1, 2017 to June 30, 2020 and $150,000 per quarter thereafter.

On March 12, 2016, a second amendment was made to the TMC Mineral Lease. The amended advanced royalty payments required are $60,000 per quarter from October 1, 2015 to February 28, 2018, $100,000 per quarter from March 1, 2018 to December 31, 2020 and $150,000 per quarter thereafter.

Effective February 21, 2018, a third amendment was made to the TMC Mineral Lease.  The amended advanced royalty payments required are $100,000 per quarter from July 1, 2018 to June 30, 2020 and $150,000 per quarter thereafter.

15

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

8. ADVANCED ROYALTY PAYMENTS (continued)

(a) Advance royalty payments to Asphalt Ridge, Inc. (continued)

As at February 28, 2019, the Company has paid advance royalties of $2,090,336 (August 31, 2018 - $1,890,336) to the lease holder, of which a total of $1,197,764 have been used to pay royalties as they have come due under the terms of the TMC Mineral Lease. During the six months ended February 28, 2019, $200,000 in advance royalties were paid and $106,514 has been used to pay royalties which had matured. The royalties expensed have been recognized in cost of goods sold on the condensed consolidated interim statement of loss and comprehensive loss.

As at February 28, 2019, the Company expects to record minimum royalties paid of $388,405 from these advance royalties either against production royalties or for the royalties due within a one year period.

(b) Unearned advance royalty payments from Blackrock Petroleum, Inc.

During the year ended August 31, 2015, the Company entered into a sublease agreement with Blackrock Petroleum, Inc. ("Blackrock"), pursuant to which it received $170,000 of unearned advance royalties.  The sublease was for a portion of the mining and mineral lease with Asphalt Ridge, Inc. (Note 9(b)). Blackrock is a company associated with Accord and the sublease was effectively terminated in the acquisition by the Company of control of Accord on July 4, 2016.

9. MINERAL LEASES

	TMC Mineral Lease	POSR Mineral Lease	PQE Mineral lease	Total
Cost
August 31, 2017	$11,091,388	$-	$-	$11,091,388
Additions	-	19,755	-	19,755
August 31, 2018	11,091,388	19,755	-	11,111,143
Additions	-	-	1,800,000	1,800,000
February 28, 2019	$11,091,388	$19,755	$1,800,000	$12,911,143

Accumulated Amortization
August 31, 2017	$-	$-	$-	$-
Additions	-	-	-	-
August 31, 2018	-	-	-	-
Additions	-	-	-	-
February 28, 2019	$-	$-	$-	$-

Carrying Amount
August 31, 2017	$11,091,388	$-	$-	$11,091,388
August 31, 2018	$11,091,388	$19,755	$-	$11,111,143
February 28, 2019	$11,091,388	$19,755	$1,800,000	$12,911,143

16

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

9. MINERAL LEASES (continued)

(a) TMC mineral lease

On June 1, 2015, the Company acquired TMC Capital, LLC ("TMC").  TMC holds a mining and mineral lease, subleased from Asphalt Ridge, Inc., on the Asphalt Ridge property located in Uintah County, Utah (the "TMC Mineral Lease").

The primary term of the TMC Mineral Lease was from July 1, 2013 to July 1, 2018.  During the primary term, the Company was required to meet certain requirements for oil production.  After July 1, 2018, the TMC Mineral Lease would remain in effect as long as certain requirements for oil production continue to be met by the Company.  If the Company failed to meet these requirements, the Lease would automatically terminate 90 days after the calendar year in which the requirements were not met.  In addition, the Company was required to make certain advance royalty payments to the lessor (Note 8(a)).  The TMC Mineral Lease was subject to a 10% royalty for the first three years and varying percentages thereafter based on the price of oil.  An additional 1.6% royalty is payable to the previous lessees of the TMC Mineral Lease.  The TMC Mineral Lease also required the Company to make minimum expenditures on the property of $1,000,000 for the first three years, increasing to $2,000,000 for the next three years.

Amendments were made to certain key terms of the TMC Mineral Lease on October 1, 2015, March 1, 2016, February 1, 2018, and November 21, 2018, which are summarized below.

Among the amendments, certain properties previously excluded were included in the lease agreement. In addition, the termination clause was amended to:

(i) Termination will be automatic if there is a lack of a written financial commitment to fund the proposed 1,000 barrel per day production facility prior to July 1, 2019 and another 1,000 barrel per day production facility prior to July 1, 2020.

(ii) Cessation of operations or inadequate production due to increased operating costs or decreased marketability and production is not restored to 80% of capacity within six months of such cessation.

(iii) The proposed 3,000 barrel per day plant fails to produce a minimum of 80% of its rated capacity for at least 180 calendar days during the lease year commencing July 1, 2021 plus any extension periods.

(iv) The lessee may surrender the lease with 30 days written notice.

(v) Breach of material terms of the lease, the lessor will inform the lessee in writing and the lessee will have 30 days to cure financial breaches and 150 days to cure any other non-monetary breach.

The term of the lease was extended by the termination clause, providing a written commitment is obtained to fund the 3,000 barrel per day proposed plant. The Company is required to produce a minimum average daily quantity of bitumen, crude oil and/or bitumen products, for a minimum of 180 days during each lease year and 600 days in three consecutive lease years, of:

(i) By July 1, 2019 plus any extension periods, 80% of 1,000 barrels per day.

(ii) By July 1, 2020 plus any extension periods, 80% of 2,000 barrels per day.

(iii) By July 1, 2021, plus any extension periods, 80% of 3,000 barrels per day.

Minimum expenditures to be incurred on the properties are $2,000,000 beginning July 1, 2021 if a minimum daily production of 3,000 barrels per day during a 180 day period is not achieved.

17

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

9. MINERAL LEASES (continued)

(a) TMC mineral lease (continued)

Advance royalties required are:

(i) From July 1, 2018 to June 30, 2020, minimum payments of $100,000 per quarter.

(ii) From July 1, 2020, minimum payments of $150,000 per quarter.

(iii) Minimum payments commencing on July 1, 2020 will be adjusted for CPI inflation.

Production royalties payable are amended to 8% of the gross sales revenue, subject to certain adjustments up until June 30, 2020. After that date, royalties will be calculated on a sliding scale based on crude oil prices ranging from 8% to 16% of gross sales revenues, subject to certain adjustments.

(b) Petroteq Oil Sands Recovery, LLC mineral lease (the "SITLA Mineral Lease")

On June 1, 2018, the Company acquired mineral rights under two mineral leases entered into between the State of Utah's School and Institutional Trust Land Administration ("SITLA"), as lessor, and POSR, as lessee, covering lands in Asphalt Ridge that largely adjoin the lands held under the TMC Mineral Lease (collectively, the "SITLA Mineral Leases"). The SITLA Mineral Leases are valid until May 30, 2028 and have rights for extensions based on reasonable production. The leases remain in effect beyond the original lease term so long as mining and sale of the tar sands are continued and sufficient to cover operating costs of the Company.

Advanced royalty of $10 per acre are due annually each year the lease remains in effect and can be applied against actual production royalties.  The advanced royalty is subject to price adjustment by the lessor after the tenth year of the lease and then at the end of each period of five years thereafter.

Production royalties payable are 8% of the market price of marketable product or products produced from the tar sands and sold under arm's length contract of sale. Production royalties have a minimum of $3 per barrel of produced substance and may be increased by the lessor after the first ten years of production at a maximum rate of 1% per year and up to 12.5%.

(c) Petroteq Energy Inc. mineral lease

On January 29, 2019, the Company entered intro an Assignment and Transfer of indefinite Federal Oil and Gas Leases and a Bill of Sale, whereby the Company acquired an undivided 50% of the rights and interests consisting of operating rights to certain federal oil and gas leases covering lands situated in Wayne and Garfield Counties, Salt Lake Meridian, Utah, for a consideration of $10,800,000 of which $1,800,000 was paid in cash and the remaining $9,000,000 is to be settled in shares subject to the approval of the Toronto Venture Stock Exchange ("TVSX). The transaction was subsequently approved by the TVSX and the $9,000,000 was settled by the issue of 15,000,000 shares of common stock on April 3, 2019.

The rights and interest are limited to the exclusive right to explore, mine and extract, produce, process and market oil and gas and associated hydrocarbon substances  at the surface and up to depths down to 1,000 feet below the point of any mining.

Certain of the properties included in the lease have an overriding royalty rate of 6.25% retained by the assignors predecessors-in-interest.

18

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

10. PROPERTY, PLANT AND EQUIPMENT

	Oil Extraction Plant	Other Property and Equipment	Total
Cost
August 31, 2017	$16,846,500	$315,967	$17,162,467
Additions	6,254,535	78,588	6,333,123
August 31, 2018	23,101,035	394,555	23,495,590
Additions	7,186,543	17,290	7,203,833
February 28, 2019	$30,287,578	$411,845	$30,699,423

Accumulated Amortization
August 31, 2017	$2,148,214	$107,300	$2,255,514
Additions	-	51,181	51,181
August 31, 2018	2,148,214	158,481	2,306,695
Additions	-	32,516	32,516
February 28, 2019	$2,148,214	$190,997	$2,339,211

Carrying Amount
August 31, 2017	$14,698,286	$208,667	$14,906,953
August 31, 2018	$20,952,821	$236,074	$21,188,895
February 28, 2019	$28,139,364	$220,848	$28,360,212

(a) Oil Extraction Plant

In June 2011, the Company commenced the development of an oil extraction facility on its mineral lease in Maeser, Utah and entered into construction and equipment fabrication contracts for this purpose. On September 1, 2015, the first phase of the plant was completed and was ready for production of hydrocarbon products for resale to third parties. During the year ended August 31, 2017 the Company began the dismantling and relocating the oil extraction facility to its TMC Mineral Lease facility to improve production and logistical efficiencies whilst continuing its project to increase production capacity to a minimum capacity of 1,000 barrels per day. The plant has been relocated to the TMC mining site and expansion of the plant to production of 1,000 barrels per day has been substantially completed.

The cost of construction includes capitalized borrowing costs for the six months ended February 28, 2019 of $nil (year ended August 31, 2018: $18,666) and total capitalized borrowing costs as at February 28, 2019 of $2,230,746 (August 31, 2018 - $2,230,746).

As a result of the relocation of the plant and the planned expansion of the plant's production capacity to 1,000 barrels per day, and subsequently to an additional 3,000 barrels per day, the Company reevaluated the depreciation policy of the oil extraction plant and the oil extraction technologies (Note 11(a)) and determined that depreciation should be recorded on the basis of the expected production of the completed plant at various capacities. No amortization has been recorded during the three and six months ended February 28, 2019 and the 2018 fiscal year as there has only been test production during that period.

19

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

11. INTANGIBLE ASSETS

Oil Extraction Technology
Cost
August 31, 2017	$809,869
Additions	-
August 31, 2018	809,869
Additions	-
February 28, 2019	$809,869

Accumulated Amortization
August 31, 2017	$102,198
Additions	-
August 31, 2018	102,198
Additions	-
February 28, 2019	$102,198

Carrying Amounts
August 31, 2017	$707,671
August 31, 2018	$707,671
February 28, 2019	$707,671

(a) Oil extraction technologies

During the year ended August 31, 2012, the Company acquired a closed-loop solvent based oil extraction technology which facilitates the extraction of oil from a wide range of bituminous sands and other hydrocarbon sediments. The Company has filed patents for this technology in the USA and Canada and has employed it in its oil extraction plant. The Company commenced partial production from its oil extraction plant on September 1, 2015 and was amortizing the cost of the technology over fifteen years, the expected life of the oil extraction plant. Since the Company has substantially completed the increase in capacity of the plant to 1,000 barrels during fiscal 2018, and expects to further expand the capacity to an additional 3,000 daily, it determined that a more appropriate basis for the amortization of the technology is the units of production at the plant after commercial production begins again. No amortization of the technology was recorded during the three and six months ended February 28, 2019 and for the 2018 fiscal year.

12. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable as at February 28, 2019 and August 31, 2018 consist primarily of amounts outstanding for construction and expansion of the oil extraction plant and other operating expenses that are due on demand.

Accrued expenses as at February 28, 2019 and August 31, 2018 consist primarily of other operating expenses and interest accruals on long-term debt (Note 13) and convertible debentures (Note 14).

Information about the Company's exposure to liquidity risk is included in Note 26(c).

20

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

13. DEBT

Lender	Maturity Date	Interest Rate	Principal due	Principal due
			February 28, 2019	August 31, 2018

Private lenders	On demand	-	67,000	-
Private lenders	December 2, 2018	10.00%	$200,000	$200,000
Private lenders	May 1, 2019	5.00%	572,657	632,512
Private lenders	September 17, 2019	10.00%	100,000	-
Private lenders	July 28, 2020	10.00%	-	120,900
Private lenders	August 31, 2020	5.00%	70,900	70,900
Equipment loans	April 20, 2020 - November 7, 2021	4.30 - 12.36%	500,056	602,239

Total loans			$1,510,613	$1,626,551

The maturity date of the long term debt is as follows:

	February 28, 2019	August 31, 2018

Principal classified as repayable within one year	$1,142,133	$1,027,569
Principal classified as repayable later than one year	368,480	598,982

	$1,510,613	$1,626,551

(a) Private lenders

(i) The Company received an advance of $67,000 from a Company controlled by the Chairman of the Board. The advance was subsequently converted, on March 29, 2019, into 197,058 shares of common stock at a conversion price of $0.34 per share.

(ii) On July 3, 2018, the Company received a $200,000 advance from a private lender bearing interest at 10% per annum and repayable on September 2, 2018. The loan is guaranteed by the Chairman of the Board. The loan was repaid on September 4, 2018. On October 30, 2018 the Company received a further advance of $350,000 from the same lender, bearing interest at 10% per annum and repayable on December 2, 2018. On January 31, 2019, the Company repaid $150,000 of the principal outstanding.

21

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

13. DEBT (continued)

(a) Private lenders (continued)

(iii) On October 10, 2014, the Company issued two secured debentures for an aggregate principal amount of CAD $1,100,000 to two private lenders.  The debentures bear interest at a rate of 12% per annum, maturing on October 15, 2017 and are secured by all of the assets of the Company.  In addition, the Company issued common share purchase warrants to acquire an aggregate of 16,667 common shares of the Company. On September 22, 2016, the two secured debentures were amended to extend the maturity date to January 31, 2017. The terms of these debentures were renegotiated with the debenture holders to allow for the conversion of the secured debentures into common shares of the Company at a rate of CAD $4.50 per common share and to increase the interest rate, starting June 1, 2016, to 15% per annum. On January 31, 2017, the two secured debentures were amended to extend the maturity date to July 31, 2017. Additional transaction costs and penalties incurred for the loan modifications amounted to $223,510. On February 9, 2018, the two secured debentures were renegotiated with the debenture holders to extend the loan to May 1, 2019. A portion of the debenture amounting to CAD $628,585 was amended to be convertible into common shares of the Company, of which, CAD $365,000 have been converted on May 1, 2018. The remaining convertible portion is interest free and was to be converted from August 1, 2018 to January 1, 2019. The remaining non-convertible portion of the debenture was to be paid off in 12 equal monthly instalments beginning May 1, 2018.  On September 11, 2018, the remaining convertible portion of the debenture was converted into common shares of the Company and a portion of the non-convertible portion of the debenture was settled through the issue of 316,223 common shares of the Company.

(iv) On October 4, 2018, the Company received an advance of $100,000 from Bay Private Equity in terms of a debenture line of credit of $9,500,000 made available to the Company. The debenture matures on September 17, 2019 and bears interest at 10% per annum. As compensation for the debenture line of credit the Company issued 950,000 commitment shares to Bay Private Equity and a further 300,000 shares as a finder's fee to a third party.

(v) The Company received advances from a private lenders during the years ended August 31, 2018 and 2017 in the form of unsecured promissory notes. These promissory notes mature on July 28, 2020, and bear interest at 10% per annum. The Company repaid the remaining private lender and advanced the lender a further  $1,195,123, refer note 6 above.

(vi) The Company received advances from a private lenders during the year ended August 31, 2018 and 2017 in the form of unsecured promissory notes. This promissory notes matures on August 31, 2020 and bear interest at 5% per annum.

(b) Equipment loans

The Company entered into two equipment loan agreements with financial institutions to acquire equipment for the oil extraction facility.  The loans had a term of 60 months and bore interest at rates between 4.3% and 4.9% per annum.  Principal and interest were paid in monthly installments.  These loans were secured by the acquired assets.

On May 7, 2018, the Company entered into a negotiable promissory note and security agreement with Commercial Credit Group to acquire a crusher from Power Equipment Company for $660,959. An implied interest rate was calculated as 12.36% based timing of the initial repayment of $132,200 and subsequent 42 monthly instalments of $15,571. The promissory note was secured by the equipment financed.

22

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

14. CONVERTIBLE DEBENTURES

Lender	Maturity Date	Interest Rate	Principal due	Principal due
			February 28, 2019	August 31, 2018

Alpha Capital Anstalt	October 31, 2018	5.00%	$-	$56,500
Private lenders	January 1, 2019	0.00%	-	201,904
Calvary Fund I LP	September 4, 2019	10.00%	250,000	250,000
Bay Private Equity, Inc.	September 17, 2019	5.00%	2,900,000	-
Calvary Fund I LP	September 4, 2019	10.00%	250,000	-
SBI Investments LLC	September 4, 2019	10.00%	250,000	-
Bay Private Equity, Inc.	October 15, 2019	5.00%	2,400,000	-
GS Capital Partners	May 1, 2019	12.00%	143,750
			6,193,750	508,404
Unamortized debt discount			(1,100,695)	-
Total loans			$5,093,055	$508,404

The maturity date of the convertible debentures are as follows:

	February 28, 2019	August 31, 2017

Principal classified as repayable within one year	$5,093,055	$258,404
Principal classified as repayable later than one year	-	250,000
	$5,093,055	$508,404

(a) Alpha Capital Anstalt

On August 31, 2017, the Company issued a convertible secured note for $565,000 to Alpha Capital Anstalt. The convertible secured note bears interest at a rate of 5% per annum and matures on October 31, 2018.  The convertible secured note is convertible into units, consisting of one common share of the Company and one common share purchase warrant of the Company, at a conversion price of $0.29 per unit until August 31, 2022. Each warrant would entitle the holder to acquire one additional common share at an exercise price of $0.315 per share until August 31, 2022. The convertible secured note is secured by all of the assets of the Company.

From December 19, 2017 to May 22, 2018, a total of $508,500 of the principal of the convertible secured notes was converted into 1,753,447 units. From March 16, 2018 to July 11, 2018, Alpha Capital Anstalt exercised a total of 1,753,447 warrants to purchase 1,753,447 common shares of the Company. On December 3, 2018, the remaining $56,500 and accrued interest thereon of $13,479 was settled by the issue of 145,788 common shares.

(b) Private lenders

According to the terms of an amendment made with two debenture holders and the Company on February 9, 2018, a portion of their debentures was convertible into common shares (Note 13(a)(iii)). On September 11, 2018, the remaining convertible portion of the debenture was converted into common shares of the Company  through the issue of 316,223 common shares of the Company

23

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

14. CONVERTIBLE DEBENTURES (continued)

(c) Calvary Fund I LP

On September 4, 2018, the Company issued units to Calvary Fund I LP for $250,000, which was originally advanced on August 9, 2018. The units consists of 250 units of $1,000 convertible debenture and 1,149.424 commons share purchase warrants. The convertible debenture bears interest at 10%, matures on September 4, 2018 and is convertible one common share of the Company at a price of $0.87 per common share. The common share purchase warrants entitle the holder to acquire additional common shares of the Company at a price of $0.87 per share and expires on September 4, 2019.

(d) Bay Private Equity, Inc.

On September 17, 2018, the Company issued 3 one year Convertible units of $1,100,000 each to Bay Private Equity, Inc. ("Bay") for net proceeds of $2,979,980 related to this agreement. These units bear interest at 5% per annum and mature one year from the date of issue. Each unit consists of one senior secured convertible debenture of $1,100,000 and 250,000 common share purchase warrants. Each convertible debenture may be converted to common shares of the Company at a conversion price of $1.00 per share. Each common share purchase warrant entitles the holder to purchase an additional common share the Company at a price of $1.10 per share for one year after the issue date. On January 23, 2019, $400,000 of the principal was outstanding was repaid out of the proceeds raised on the Bay Private Equity convertible debenture, discussed below.

(e) Calvary Fund I LP

On October 12, 2018, the Company entered into an agreement with Calvary Fund I LP whereby the Company issued 250 one year units for proceeds of $250,000, each unit consisting of a $1,000 principal convertible unsecured debenture, bearing interest at 10% per annum and convertible into common shares at $0.86 per share, and a warrant exercisable for 1,162 common shares at an exercise price of $0.86 per share.

(f) SBI Investments, LLC

On October 15, 2018, the Company entered into an agreement with SBI Investments LLC whereby the Company issued 250 one year units for proceeds of $250,000, each debenture consisting of a $1,000 principal convertible unsecured debenture, bearing interest at 10% per annum and convertible into common shares at $0.86 per share, and a warrant exercisable for 1,162 shares of common stock at an exercise price of $0.86 per share.

(g) Bay Private Equity, Inc.

On January 16, 2019, the Company issued a convertible debenture of $2,400,000, including an original issue discount of $400,000, to Bay for net proceeds of $2,000,000 related to this agreement. The convertible debenture bears interest at 5% per annum and matures on October 19, 2019. The convertible debenture may be converted to 5,000,000 common shares of the Company at a conversion price of $0.40 per share. $400,000 of the proceeds raised was used to repay a portion of the $3,300,000 convertible debenture issued to Bay Private Equity on September 17, 2019.

24

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

14. CONVERTIBLE DEBENTURES (continued)

(h) GS Capital Partners

During December 2019, the Company issued a convertible debenture of $143,750 including an original issue of $18,750, together with warrants exercisable for 260,416 shares of common stock at an exercise price  of US$0.48 per share with a maturity date of April 29, 2019. The debenture has a term of four months and one day and bears interest at a rate of 10% per annum payable at maturity and at the option of the holder the purchase amount of the debenture (excluding the original issue discount of 15%) is convertible into 260,416 common shares of the Company at US$0.48 per share in accordance with the terms and conditions set out in the debenture.

15. RECLAMATION AND RESTORATION PROVISIONS

	Oil Extraction Facility	Site Restoration	Total

Balance at August 31, 2017	$364,140	$208,080	$572,220
Accretion expense	7,283	4,161	11,444
Balance at August 31, 2018	371,423	212,241	583,664
Accretion expense	3,714	2,123	5,837
Balance at February 28, 2019	$375,137	$214,364	$589,501

(a) Oil Extraction Plant

In accordance with the terms of the lease agreement, the Company is required to dismantle its oil extraction plant at the end of the lease term, which is expected to be in 25 years.  During the year ended August 31, 2015, the Company recorded a provision of $350,000 for dismantling the facility.

Because of the long-term nature of the liability, the greatest uncertainties in estimating this provision are the costs that will be incurred and the timing of the dismantling of the oil extraction facility.  In particular, the Company has assumed that the oil extraction facility will be dismantled using technology and equipment currently available and that the plant will continue to be economically viable until the end of the lease term.

The discount rate used in the calculation of the provision as at February 28, 2019 and August 31, 2018 is 2.0%.

(b) Site restoration

In accordance with environmental laws in the United States, the Company's environmental permits and the lease agreements, the Company is required to restore contaminated and disturbed land to its original condition before the end of the lease term, which is expected to be in 25 years.  During the year ended August 31, 2015, the Company provided $200,000 for this purpose.

The site restoration provision represents rehabilitation and restoration costs related to oil extraction sites.  This provision has been created based on the Company's internal estimates.  Significant assumptions in estimating the provision include the technology and equipment currently available, future environmental laws and restoration requirements, and future market prices for the necessary restoration works required.

The discount rate used in the calculation of the provision as at February 28, 2019 and August 31, 2018 is 2.0%.

25

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

16. COMMON SHARES

Authorized unlimited common shares without par value

Issued and Outstanding 106,184,849 common shares as at February 28, 2019.

Between September 4, 2018 and February 27, 2019, the Company issued 2,369,628 shares of common stock to several investors in settlement of $1,425,532 of trade debt.

Between September 1, 2018 and January 1, 2019, the Company issued 1,325,000 shares valued at $1,338,178 as compensation for professional services rendered to the Company, including 1,250,000 shares of common stock issued as fees for the Bay Private Equity convertible debt raise, refer note 14(d) above.

On September 6, 2018, the Company issued 1,234,567 units to an investor for net proceeds of $1,000,000. Each unit consists of one share of common stock and three quarters of a share purchase warrant for a total warrant exercisable over 925,925 shares of common stock.

On September 28, 2018, the Company issued 316,223 shares to two private investors in settlement of the remaining portion of their convertible debt of $255,078. Refer note 14(b) above.

On October 11, 2018, the Company issued  81,229 shares of common stock to investors for net proceeds of $79,605. In addition a further 752,040 units were issued to investors for net proceeds of $737,000. Each unit consisting of one share of common stock and a warrant exercisable for a share of common stock at exercise prices ranging from $1.35 to $1.50.

On November 7, 2018, the Company issued 320,408 units to investors for net proceeds of $169,000. Each unit consisting of one share of common stock and a warrant exercisable for a share of common stock at an exercise price ranging from $0.61 to $0.66 per share.

On December 3, 2018, the Company issued 145,788 shares of common stock to a private investors in settlement of the remaining portion of their convertible debt of $56,500 including interest thereon of $13,479. Refer note 14(a) above.

On December 7, 2018, the Company issued a total of 3,868,970 shares of common stock to investors for net proceeds of $2,190,200. Certain of the subscription agreements were unit agreements, whereby warrants exercisable over 3,373,920 shares of common stock were issued to investors at exercise prices ranging from $0.67 to $1.50 per share.

On December 7, 2018, the Company issued 1,190,476 units to an investor for net proceeds of $500,000, each unit consisting of one share of common stock and a warrant exercisable for a share of common stock at an exercise price of $0.525 per share.

On January 10, 2019, the company issued a total of 1,522,080 shares of common stock to investors for net proceeds of $645,100.  Certain of the subscription agreements were unit agreements, whereby warrants exercisable over 1,437,557 shares of common stock were issued to investors at an exercise price of $1.50 per share.

On January 11, 2019, the Company issued 307,692 units to an investor for net proceeds of $200,000, each unit consisting of one share of common stock and a warrant exercisable for a share of common stock at an exercise price of $1.50 per share.

On January 25, 2019, the Company issued 147,058 units to an investor for net proceeds of $50,000, each unit consisting of one share of common stock and a warrant exercisable for a share of common stock at an exercise price of $0.37 per share.

26

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

16. COMMON SHARES (continued)

On February 27, 2019, the Company issued a total of 7,242,424 shares of common stock to investors for net proceeds of $2,390,000.

On February 27, 2019, the Company issued 135,135 units to an investor for net proceeds of $50,000, each unit consisting of one share of common stock and a warrant exercisable for a share of common stock at an exercise price of $0.37 per share.

On February 27, 2019, the CEO of the Company subscribed for 62,500 shares of common stock for net proceeds of $25,000.

17. SHARE PURCHASE OPTIONS

(a) Stock option plan

The Company has a stock option plan which allows the Board of Directors of the Company to grant options to acquire common shares of the Company to directors, officers, key employees and consultants.  The option price, term and vesting are determined at the discretion of the Board of Directors, subject to certain restrictions as required by the policies of the TSX Venture Exchange.  The stock option plan is a 20% fixed number plan with a maximum of 17,969,849 common shares reserved for issuance.

During the three and six months ended February 28, 2019, no share options were granted. During the year ended August 31, 2018 the Company granted 9,775,000 share options to directors, officers and consultants of the Company. The weighted average fair value of the options granted was estimated at $0.87 per share at the grant date using the Black-Scholes option pricing model.

On December 31, 2018, options exercisable over 50,000 shares of common stock, at an exercise price of CDN$4.80 expired.

During the six months ended February 28, 2019 the share based compensation expense of $1,108,650 relates to the vesting of options granted during the year ended August 31, 2019. The share based compensation expense for the six months ended February 28, 2018 of $2,505,647 relates to options issued during that period with immediate vesting.

(b) Share purchase options

Share purchase option transactions under the stock option plan were:

Share purchase options outstanding and exercisable as at February 28, 2019 are:

Expiry Date	Exercise Price	Options Outstanding	Options Exercisable
February 1, 2026	CAD $5.85	33,333	33,333
November 30, 2027	CAD $2.27	1,425,000	1,425,000
June 5, 2028	CAD $1.00	8,350,000	3,400,000
		9,808,333	4,858,333
Weighted average remaining contractual life		9.2 years	9.1 years
Weighted average exercise price		CAD $1.20	CAD $1.41

27

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

18. SHARE PURCHASE WARRANTS

Share purchase warrants outstanding as at February 28, 2019 are:

Expiry Date	Exercise Price	Warrants Outstanding
April 12, 2019	USD $4.95	16,667
April 19, 2019	USD $0.48	260,416
August 19, 2019	USD $7.50	66,665
September 4, 2019	USD $0.87	287,356
September 17, 2019	USD $1.10	750,000
October 12, 2019	USD $0.86	290,500
October 15, 2019	USD $ 0.86	290,500
November 5, 2019	CAD $28.35	25,327
January 25, 2020	USD $0.37	147,058
February 27, 2020	USD $0.37	135,135
March 9, 2020	USD $1.50	114,678
June 7, 2020	USD $0.525	1,190,476
June 14, 2020	USD $1.50	329,080
July 26, 2020	USD $1.50	1,637,160
August 28, 2020	USD $0.94	1,311,242
August 28, 2020	USD $1.00	246,913
August 28, 2020	USD $1.50	35,714
September 6, 2020	USD $1.01	925,925
October 11, 2020	USD $ 1.35	510,204
October 11, 2020	USD $1.50	10,204
November 7, 2020	USD $0.61	20,408
November 7, 2020	USD $0.66	300,000
November 8, 2020	USD $1.01	918,355
December 7, 2020	USD $0.67	185,185
December 7, 2020	USD $1.50	3,188,735
January 10, 2021	USD $1.50	1,437,557
January 11, 2021	USD $1.50	307,692
April 8, 2021	CAD $4.73	57,756
May 22, 2021	USD $0.91	6,000,000
		20,996,908
Weighted average remaining contractual life		1.67 years
Weighted average exercise price	CAD $1.13

From September 6, 2018 to December 28, 2019, the Company issued 1,878,772 warrants to convertible debt note holders in terms of subscription unit agreements entered into with the convertible note holders, refer to Note 14(c) to 14 (h) above. The fair value of the warrants granted was estimated using the relative fair value method at between $0.07 to $0.39 per warrant.

From September 6, 2018 to February 27, 2019, the Company issued 8,358,579 warrants in terms of common share subscription agreements entered into with various investors. The fair value of the warrants granted was estimated using the relative fair value method at between $0.09 and $0.36 per warrant.

On November 8, 2018, the Company issued 918,355 warrants to certain debt holders in settlement of certain  debt. The fair value of the warrants granted was estimated using a black Scholes valuation method at $0.42 per warrant.

28

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

18. SHARE PURCHASE WARRANTS (continued)

The warrants issued, during the six months ended February 28, 2019, were valued at $2,612,688 using the relative fair value method. The fair value of warrants were estimated using the Black-Scholes valuation model utilizing the following assumptions:

Year ended August 31, 2018
Share price	CDN $ 0.45 to CDN $ 1.55
Exercise price	CAD$ 0.49 to 2.00
Expected share price volatility (1)	88% to 137%
Risk-free interest rate	1.74% to 2.34%
Expected term	3 months to 2 years

19. DILUTED LOSS PER SHARE

The Company's potentially dilutive instruments are convertible debentures and share purchase options and warrants.  Conversion of these instruments would have been anti-dilutive for the periods presented and consequently, no adjustment was made to basic loss per share to determine diluted loss per share.  These instruments could potentially dilute earnings per share in future periods.

20. RELATED PARTY TRANSACTIONS

Related party transactions not otherwise separately disclosed in these condensed consolidated interim financial statements are:

(a) Key management personnel and director compensation

The remuneration of the Company's directors and other members of key management, who have the authority and responsibility for planning, directing, and controlling the activities of the Company, consist of the following amounts:

	Three months ended
	February 28, 2019	February 28, 2018

Salaries, fees and other benefits	$147,544	$187,500
Share based compensation	419,943	-
	$567,487	$187,500

29

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

20. RELATED PARTY TRANSACTIONS (continued)

	Six months ended
	February 28, 2019	February 28, 2018

Salaries, fees and other benefits	$361,506	289,500
Share based compensation	839,886	2,505,647
	$1,201,392	$2,795,147

At February 28, 2018, $175,457 (August 31, 2018: $1,065,392) was due to members of key management and directors for unpaid salaries, expenses and directors' fees.

During the three and six months ended February 28, 2019 and 2018, no common shares were granted as compensation to key management and directors of the Company.

(b) Due to/from director

During the three and six months ended February 28, 2019 and the year ended August 31, 2018, the Company received additional advances of $67,000 and $nil from various private companies controlled by the Chair of the Board of Directors of the Company.

As of February 28, 2019 and August 31, 2018, the Company owed various private companies controlled by the Chair of the Board the aggregate sum of $67,000 and $nil, respectively.

As at August 31, 2017, the Company had received loans of $419,322 from the Chair of the Board of Directors. These loans were interest free and were repaid prior to August 31, 2018.

On September 4, 2018, the Company entered into a Debt Settlement Agreement whereby it agreed to convert $249,285 of advances made to the Company by the Chair of the Board into 336,871 common shares at a conversion price of $0.74 per share.

(b) Due to/from director (continued)

As at February 28, 2019, the Chair of the Board of Directors owed the Company $424,179.

21. INVESTMENT IN JOINT VENTURE

On November 11, 2016, the Company and three other parties entered into a joint venture for the operation of a website for careers in the oil and gas industry. The Company has a 25% interest in this joint venture and has made advances of $68,331 to the joint venture as of August 31, 2017.  The joint venture has not commenced operations as of February 28, 2019.

30

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

21. INVESTMENT IN JOINT VENTURE (continued)

In November 2017, the Company entered into an agreement with First Bitcoin Capital Corp. ("FBCC"), a global developer of blockchain-based applications, to design and develop a blockchain-powered supply chain management platform for the oil and gas industry to be marketed to oil and gas producers and operators. On January 8, 2018, the Company paid the first instalment of $100,000 to FBCC and is currently renegotiating the terms of the agreement.  The initial $100,000 has been applied to operating costs incurred by Petrobloq, LLC related to an office lease beginning March 1, 2018 and research costs related to payments to the development team consisting of four employees. A further $106,500 was advanced to First Bitcoin Capital during the six months ended February 28, 2019. These funds were used to fund certain operating costs and payments to the development team.

22. SEGMENT INFORMATION

The Company operated in two reportable segments within the USA during the three and six months ended February 28, 2019 and 2018, oil extraction and processing operations and mining operations.

Once the expansion of the plant has reached a stage of completion where it is viable to commence production and the requisite licenses have been obtained, the Company's oil extraction segment will be able to commence commercial production and will generate revenue from the sale of hydrocarbon products to third parties.

The presentation of the condensed consolidated interim statements of loss and comprehensive loss provides information about the oil extraction and processing segment.  There were no operations in the mining operations segment during the three and six months ended February 28, 2019 and 2018.  Other information about reportable segments are:

	February 28, 2019
(in '000s of dollars)	Oil Extraction	Mining operations	Consolidated
Additions to non-current assets	$7,204	$1,800	$9,004
Reportable segment assets	37,222	10,747	47,969
Reportable segment liabilities	$9,857	$169	$10,026

	February 28, 2018
(in '000s of dollars)	Oil Extraction	Mining operations	Consolidated
Additions to non-current assets	$1,873	$-	$1,873
Reportable segment assets	21,861	9,082	30,943
Reportable segment liabilities	$10,029	$169	$10,198

31

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

22. SEGMENT INFORMATION (continued)

Segment operating results are as follows:

	February 28, 2019
(in '000s of dollars)	Oil Extraction	Mining operations	Consolidated

External Revenues	$21	$-	$21
Cost of Goods Sold	64	107	171
Gross Loss	(43)	(107)	(150)
Operating Expenses
General and administrative	357	13	370
Travel and promotion	1,702	-	1,702
Professional fees	2,341	-	2,341
Legal fees	904	-	904
Research and development	113	-	113
Salaries and wages	530	-	530
Share-based compensation	1,109	-	1,109
Loss on settlement of liabilities	18	-	18
Loss on convertible debt	100		100
Interest expense	1,544	-	1,544
Equity loss	100	-	100
Other income	(59)	-	(59)
Depreciation and amortization	33	-	33
Net loss	$8,835	$120	$8,955

32

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

22. SEGMENT INFORMATION (continued)

	February 28, 2018
(in '000s of dollars)	Oil Extraction	Mining operations	Consolidated

External Revenues	$-	$-	$-
Cost of Goods Sold	17	170	187
Gross Loss	(17)	(170)	(187)
Operating Expenses
General and administrative	285	8	295
Travel and promotion	344	-	344
Professional fees	826	-	826
Salaries and wages	386	-	386
Share-based compensation	2,506	-	2,506
Interest expense	242	-	242
Equity income from investment in Accord Energy	-	-	-
Depreciation and amortization	594	-	594
Net loss	$5,200	$178	$5,378

23. COMMITMENTS AND CONTINGENCIES

The Company has entered into two office lease arrangement which, including the Company's share of operating expenses and property taxes, will require estimated minimum annual payments of:

2019	$67,230
2020	124,440
2021	101,220
2022	78,000
2023	$65,000

For the six months ended February 2019, the Company made $26,100 (2018 - $nil) in office lease payments.

Legal Matters

On December 27, 2018, the Company executed and delivered: (i) a Settlement Agreement (the "Settlement Agreement") with Redline Capital Management S.A. ("Redline") and Momentum Asset Partners II, LLC; (ii) a secured promissory note payable to Redline in the principal amount of $6,000,000 (the "Note") with a maturity date of 27 December 2020, bearing interest at 10% per annum; and (iii) a Security Agreement (together with the Settlement Agreement and the Note, the "Redline Agreements") among the Company, Redline, and TMC Capital, LLC ("TMC"), an indirect wholly-owned subsidiary of the Company.

After undertaking an in-depth analysis of the Redline Agreements in the context of the underlying transactions and events, special legal counsel to the Company has opined that the Redline Agreements are likely void and unenforceable.

33

PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

23. COMMITMENTS AND CONTINGENCIES (continued)

Legal Matters (continued)

The Company's special legal counsel regards the possibility of Redline's success in pursuing any claims against the Company or TMC under the Redline Agreements as less than reasonably possible and therefore no provision has been raised against these claims.

The Company is currently evaluating the options and remedies that are available to it to ensure that the Redline Agreements are declared as void or are rescinded and extinguished.

24. MANAGEMENT OF CAPITAL

The Company's objectives when managing capital are to safeguard the Company's ability to continue as a going concern and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable level.  The Company considers its capital for this purpose to be its shareholders' equity and long-term liabilities.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may seek additional financing or dispose of assets.

In order to facilitate the management of its capital requirements, the Company monitors its cash flows and credit policies and prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions.  The budgets are approved by the Board of Directors.  There are no external restrictions on the Company's capital.

25. MANAGEMENT OF FINANCIAL RISKS

The risks to which the Company's financial instruments are exposed to are:

(a) Credit risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet contractual obligations.  The Company is exposed to credit risk through its cash held at financial institutions, trade receivables from customers and notes receivable.

The Company has cash balances at various financial institutions. The Company has not experienced any loss on these accounts, although balances in the accounts may exceed the insurable limits.  The Company considers credit risk from cash to be minimal.

Credit extension, monitoring and collection are performed for each of the Company's business segments. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer's current creditworthiness, as determined by a review of the customer's credit information.

Accounts receivable, collections and payments from customers are monitored and the Company maintains an allowance for estimated credit losses based upon historical experience with customers, current market and industry conditions and specific customer collection issues.

At February 28, 2019 and August 31, 2018, the Company had no trade receivables. The Company considers it maximum exposure to credit risk to be its trade and other receivables and notes receivable.

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PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

25. MANAGEMENT OF FINANCIAL RISKS (continued)

(b) Interest rate risk

Interest rate risk is the risk that changes in interest rates will affect the fair value or future cash flows of the Company's financial instruments. The Company is exposed to interest rate risk as a result of holding fixed rate investments of varying maturities as well as through certain floating rate instruments.  The Company considers its exposure to interest rate risk to be minimal.

(c) Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities as they become due.  The Company's approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses.

The following are the remaining contractual maturities of financial liabilities at the reporting date.  The amounts are gross and undiscounted, and include estimated interest payments.  The Company has included both the interest and principal cash flows in the analysis as it believes this best represents the Company's liquidity risk.

At February 28, 2019
		Contractual cash flows
(in '000s of dollars)	Carrying amount	Total	1 year or less	2 - 5 years	More than 5 years
Accounts payable	$1,815	$1,815	$1,815	$-	$-
Accrued liabilities	564	564	564	-	-
Convertible debenture	5,093	6,516	6,516	-	-
Long-term debt	1,511	1,758	1,318	440	-
	$8,983	$10,653	$10,213	$440	$-

At August 31, 2018
		Contractual cash flows
(in '000s of dollars)	Carrying amount	Total	1 year or less	2 - 5 years	More than 5 years
Accounts payable	$1,102	$1,102	$1,102	$-	$-
Accrued liabilities	1,900	1,900	1,900	-	-
Convertible debenture	508	533	258	275	-
Long-term debt	1,627	1,880	1,159	721	-
	$5,137	$5,415	$4,419	$996	$-

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PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

26. RECONCILIATION OF CHANGES IN LIABILITIES ARISING FROM FINANCING ACTIVITIES

Liabilities arising from financing activities include corporate loans and loans payable to officers and related companies. A reconciliation of changes in these liabilities is:

For the three months ended	February 28, 2019	February 28, 2018

Balance, beginning of the year	$2,134,955	$2,804,202

Changes from financing cash flows
Proceeds from debt	517,000	1,254,906
Proceeds from convertible debt	5,618,750	3,052,046
Proceeds from officer loan	-	-
Repayment of long-term loans	(452,183)	(928,311)
Repayment of convertible loans	(400,000)
Advances from executive officers	-	73,328

Effect of changes in foreign exchange rate	(6,682)	(12,863)

Other changes
Debt settled through share issuance	(54,495)	(450,000)
Conversion of convertible debt	(257,082)	-
Debt applied to notes receivable	(120,900)
Interest accrual	-	738
Interest capitalized		446,355
Value placed on warrants issued	(557,407)
Value placed on beneficial conversion feature	(621,166)
Accretion of loan balance	802,878	52,762
Balance, end of the year	$6,063,668	$6,293,163

27. EVENTS AFTER THE REPORTING DATE

Events after the reporting date not otherwise separately disclosed in these condensed consolidated interim financial statements are:

(a) Common shares

On March 20, 2019, the Company entered into a subscription agreement with the Chair of the Board whereby 2,222,222 shares of common stock were issued to him for gross proceeds of $1,000,000.

On March 29, 2019, the Company entered into a subscription agreement with an investor whereby 1,481,481 units were issued for gross proceeds of $400,000. Each unit consisting of one share of common stock and one warrant exercisable at $0.465 per share. A further 248,782 shares of common stock were issued to investors in terms of subscription agreements entered into for gross proceeds of $82,000.

On April 1, 2019, the company issued 50,000 shares of common stock to an advisory board member in terms of an agreement entered into with the advisory board member.

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PETROTEQ ENERGY INC. Notes to the Condensed Consolidated Interim Financial Statements For the three and six months ended February 28, 2019 and 2018 Expressed in US dollars

27. EVENTS AFTER THE REPORTING DATE (continued)

(a) Common shares (continued)

On April 1, 2019, in terms of the Assignment and Transfer of Indefinite Federal Oil and Gas Leases and a Bill of Sale, whereby the Company acquired an undivided 50% of the rights and interests consisting of operating rights to certain federal oil and gas leases covering lands situated in Wayne and Garfield Counties, Salt Lake Meridian, Utah. The Company issued 15,000,000 shares to settle the outstanding liability on the acquisition after approval of the TVSX was obtained.

(b) Debt settlements

On April 4, 2019 and April 8,2019, the Company entered into debt settlement agreements whereby debt of $150,000 was settled by the issue of 300,000 shares of common stock.

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